UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 15, 2007

Dynamic Materials Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-8328	84-0608431
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5405 Spine Road
Boulder, Colorado  80301

(Address of Principal Executive Offices, Including Zip Code)

(303) 665-5700

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

DYNAenergetics Purchase Agreement

On November 15, 2007, Dynamic Materials Corporation, a Delaware corporation (the “Company”) entered into a Purchase, Sale and Assignment Agreement (the “Purchase Agreement”) with DYNAenergetics Holding GmbH, a German limited liability company and wholly-owned subsidiary of the Company (the “Purchaser”), Rolf Rospek, Patrick Xylander, Uwe Gessel, OaG Beteiligungs-GmbH, a German limited liability company (collectively the “Sellers”) and Volker Mertens. As further described in Item 2.01, pursuant to the Purchase Agreement, the Company puchased DYNAenergetics, a German-based manufacturer of explosion-welded clad metal plates and oil-field explosives and related hardware. The Purchase Agreement contains customary representations, warranties and covenants, including, among other things, customary indemnification and non-competition obligations from the Sellers.

This summary of the terms of the Purchase Agreement is qualified in its entirety by reference to the agreement which is filed as Exhibit 10.1 to this report.

Credit Agreement

On November 16, 2007, the Company and its wholly owned subsidiary, Dynamic Materials Luxembourg 2 S.à r.l. (“LuxCo”), entered into dollar and euro term and revolving credit facilities with a syndicate of banks led by JPMorgan Chase Bank, N.A. (the “Credit Agreement”). The outstanding principal amounts of the term loans are $45,000,000 and €14,000,000. The maximum revolving loan commitments are $25,000,000 and €7,000,000, 50% of which are currently available and no amounts of which are outstanding as of November 19, 2007. The Company expects the full amount of the revolving loan commitments to become available within 30 days following completion of the German registration formalities regarding the DYNAenergetics acquisition.

The proceeds of the loans were used to fund a portion of the cash purchase price under the Purchase Agreement and to pay transaction costs. The initial interest rate on the dollar and euro loans was 6.34% and 5.889%, respectively.

The Credit Agreement contains various representations, warranties and affirmative, negative and financial covenants customary for credit facilities of this type. The negative covenants limit dividends and other restricted payments, liens, acquisitions, disposals, indebtedness, investments, and capital expenditures. The financial covenants include a maximum leverage ratio and a minimum fixed charge coverage ratio. The Credit Agreement also includes events of default customary for credit facilities of this type.

The credit facilities are supported by a pledge of substantially all the assets of the Company and guarantees and share pledges by certain of its subsidiaries.

In connection with the Credit Agreement, on November 16, 2007, the Company and LuxCo entered into a letter agreement with JPMorgan Chase Bank, N.A. (the “Letter Agreement”), pursuant to which the Company and LuxCo agreed to satisfy certain post-closing conditions. The Company has 60 to 120 days to satisfy the remaining conditions, and it expects to satisfy such conditions within such timeframe. Failure by the Company and LuxCo to satisfy such conditions constitute an event of default under the Credit Agreement.

This summary of the terms of the Credit Agreement and the Letter Agreement is qualified in its entirety by reference to the agreements which are filed as Exhibit 10.2 and Exhibit 10.3 to this report.

The information in Item 2.01 of this report is incorporated into this Item 1.01 by reference.

Item 2.01               Completion of Acquisition or Disposition of Assets.

On November 15, 2007, pursuant to the terms of the Purchase Agreement, the Purchaser purchased all of the issued and outstanding shares of DYNAenergetics Beteiligungs-GmbH and all of the interests in DYNAenergetics GmbH & Co. KG (collectively, “DYNAenergetics”) from the Sellers for approximately $93 million. The purchase price was paid by € 54,322,250 (approximately $79,690,740) in cash and a total of 251,041 shares of common stock of the Company.

DYNAenergetics operates two business units: DYNAPLAT and DYNAWELL. DYNAPLAT is an explosion welding company operating manufacturing facilities in Germany. The DYNAWELL division utilizes both explosive and metalworking technologies to manufacture a wide range of proprietary and non-proprietary products for the global oil field production and decommissioning industries. DYNAWELL also distributes a line of seismic products that support oil and gas exploration activities.

Prior to the transaction, there were no material relationships between the Sellers, on the one hand, and the Company or any of its affiliates, directors, officers, or any associate of such directors or officers, on the other hand.

Item 2.03               Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this report is incorporated into this Item 2.03 by reference.

Item 3.02               Unregistered Sales of Equity Securities.

As partial consideration for the acquisition of DYNAenergetics and pursuant to the Purchase Agreement, on November 15, 2007, the Company issued 251,041 shares of Company common stock to the Sellers. The issuance of the Company common stock is exempt from registration under the Securities Act pursuant to Section 4(2) of the Securities Act of 1933, as amended, and/or Regulation D promulgated thereunder, as a transaction not involving a public offering.

The information in Item 1.01 and Item 2.01 of this report is incorporated into this Item 3.02 by reference.

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Purchase Agreement, DYNAenergetics entered into a three year managing director agreement (with the term commencing on the closing date) with Rolf Rospek to serve as Managing Director, effective as of November 15, 2007 (the “Managing Director Agreement”). Pursuant to the Managing Director Agreement, Mr. Rospek will be entitled to receive an annual gross base salary of €169,543 and an annual performance bonus of at least €42,400. Mr. Rospek, age 49, has served as Managing Director of DYNAenergetics Beteiligungs-GmbH since September 2001. He has 27 years of industry experience.

Concurrent with the closing of the Purchase Agreement, Mr. Rospek was also appointed as a director of the Company, effective as of November 16, 2007.

This summary of the terms of the Managing Director Agreement is qualified in its entirety by reference to the agreement which is filed as Exhibit 10.4 to this report.

Item 8.01               Other Events.

On November 16, 2007, the Company issued a press release announcing the acquisition under the Purchase Agreement. A copy of the press release is filed as Exhibit 99.1 and incorporated herein by reference (including, without limitation, the cautionary statements contained in the press release).

Item 9.01               Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial statements required by this Item 9.01(a) will be filed by amendment hereto no later than 71 days after the date this report is to be filed.

(b) Pro Forma Financial Information.

The pro forma financial information required by this Item 9.01(b) will be filed by amendment hereto no later than 71 days after the date this report is to be filed.

(d)           Exhibits.

Exhibit Number	Description

10.1

Purchase, Sale and Assignment Agreement dated November 15, 2007, by and among the Company, DYNAenergetics Holding GmbH, Rolf Rospek, Patrick Xylander, Uwe Gessel, OaG Beteiligungs-GmbH and Volker Mertens.

10.2

Credit Agreement dated November 16, 2007, by and among the Company, Dynamic Materials Luxembourg 2 Sàrl, the guarantors party thereto, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent for the revolving loan and the term loan, J.P. Morgan Europe Limited, as administrative agent for the euro term loan and JPMorgan Securities Inc., as sole bookrunner and lead arranger.

10.3	Letter dated November 16, 2007, by and among the Company, Dynamic Materials Luxembourg 2 Sàrl and JPMorgan Chase Bank, N.A.

10.4	Managing Director Agreement dated November 15, 2007, between Dynaenergetics Beteiligungs-GmbH and Rolf Rospek.

99.1	Press Release dated November 16, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNAMIC MATERIALS CORPORATION

Dated: November 19, 2007	By:	/s/ Richard A. Santa
Richard A. Santa
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1

Purchase, Sale and Assignment Agreement dated November 15, 2007, by and among the Company, DYNAenergetics Holding GmbH, Rolf Rospek, Patrick Xylander, Uwe Gessel, OaG Beteiligungs-GmbH and Volker Mertens.

10.2

Credit Agreement dated November 16, 2007, by and among the Company, Dynamic Materials Luxembourg 2 Sàrl, the guarantors party thereto, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent for the revolving loan and the term loan, J.P. Morgan Europe Limited, as administrative agent for the euro term loan and JPMorgan Securities Inc., as sole bookrunner and lead arranger.

10.3	Letter dated November 16, 2007, by and among the Company, Dynamic Materials Luxembourg 2 Sàrl and JPMorgan Chase Bank, N.A.

10.4	Managing Director Agreement dated November 15, 2007, between Dynaenergetics Beteiligungs-GmbH and Rolf Rospek.

99.1	Press Release dated November 16, 2007.